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                                                                    Exhibit 25.1




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                            -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   -------------------------------------------
               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

                    ----------------------------------------

                J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                                                  95-4655078
(State of incorporation                                     (I.R.S. employer
if not a national bank)                                  identification No.)

101 CALIFORNIA STREET, FLOOR 38
SAN FRANCISCO, CALIFORNIA                                              94111
(Address of principal executive offices)                          (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)
                  --------------------------------------------
                  HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
               (Exact name of obligor as specified in its charter)

     DELAWARE                                               11-2534306
(State or other jurisdiction of                          (I.R.S. employer
incorporation or organization)                           identification No.)


1101 PENNSYLVANIA AVENUE, SUITE 1010
WASHINGTON, DC                                                20004
(Address of principal executive offices)                     (Zip Code)


                              7 1/8% NOTES DUE 2007
                       (Title of the indenture securities)

--------------------------------------------------------------------------------
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ITEM 1.           GENERAL INFORMATION.

                  Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  Comptroller of the Currency, Washington, D.C.

                  Board of Governors of the Federal Reserve System, Washington, D.C.

         (b)      Whether it is authorized to exercise corporate trust powers.

                  Yes.

ITEM 2.           AFFILIATIONS WITH OBLIGOR.

        If the Obligor is an affiliate of the trustee, describe each such affiliation.

        None.

ITEM 16.          LIST OF EXHIBITS.

       List below all exhibits filed as part of this statement of eligibility.

       Exhibit 1. Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

       Exhibit 2. Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

       Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

       Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

       Exhibit 5.    Not Applicable

       Exhibit 6. The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

       Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

       Exhibit 8.    Not Applicable

       Exhibit 9.    Not Applicable


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                                    SIGNATURE

           Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 1st day of March, 2001.

                                J. P. Morgan Trust Company, National Association


                                          By  /s/ Stephen R. Schaaf
                                             -----------------------------------
                                             Stephen R. Schaaf
                                             Vice President























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EXHIBIT 7.          Report of Condition of the Trustee.
--------------------------------------------------------------------------------



CONSOLIDATED REPORT OF CONDITION OF J.P. MORGAN TRUST COMPANY, N.A., (FORMERLY CHASE MANHATTAN BANK AND TRUST COMPANY, N.A.)

                                  (Legal Title)

LOCATED AT  1800 CENTURY PARK EAST, STE. 400  LOS ANGELES,   CA        90067
           ---------------------------------------------------------------------
                      (Street)                  (City)     (State)     (Zip)

AS OF CLOSE OF BUSINESS ON          DECEMBER 31, 2001
                           -----------------------------------
================================================================================


                                                                    DECEMBER 31,

ASSETS                                                      2001                     2000
                                                         ------------              ---------
    CASH AND DUE FROM BANKS DEMAND

         Currency and Coin                                     1,038                  1,193

         Cash Items in Process of Collection                     239                  3,098

         Demand Deposits with Other Banks                     18,063                 27,621

         Reserve with Federal Reserve Bank                       354                    165
                                                         ------------              ---------

                                                              19,694                 32,077


   INTEREST BEARING DEPOSITS WITH BANKS                        1,009                  4,775


   FEDERAL FUNDS SOLD                                        237,950                 99,020


   INVESTMENT SECURITIES AVAILABLE- FOR-SALE


         U.S. Treasury                                         6,928                  7,472

         Mortgage-Backed Securities                                0                 41,626

         Investment in Vista Money Market Fund                    30                     27

         Investment in Goldman-Sachs US Treasury Fund             11                     43

         Federal Reserve Stock                                 6,454                  6,265
                                                         ------------              ---------
                                                              13,423                 55,433


                                       4
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

   LOANS

         Mortgages                                             1,580                  1,755

         Consumer (Deposit Overdrafts)                         1,707                 15,532
                                                         ------------              ---------

                                                               3,287                 17,287


   ALLOWANCE FOR POSSIBLE LOAN LOSS                             (184)                  (294)


   OTHER ASSETS

         Fixed Assets                                          6,916                  8,266


         Accrued Interest Receivable                              72                  2,471


         Accrued Fiduciary Fees Receivable                    11,808                 11,536


         Intangible Assets                                   164,520                189,324


         Other                                                 5,676                  8,118
                                                         ------------              ---------

                                                             188,992                219,715



TOTAL ASSETS                                                 464,171                428,013
                                                         ============              =========


LIABILITIES AND SHAREHOLDER'S EQUITY


   DEPOSIT LIABILITIES


      TRANSACTION ACCOUNTS


         Demand Deposit Accounts                              20,804                 24,331


         NOW and IOTA Accounts                                84,497                 16,827
                                                         ------------              ---------

                                                             105,301                 41,158


                                       5
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

      SAVINGS AND TIME DEPOSITS

         Money Market Accounts                                11,379                 13,652


         Savings and Escrow Accounts                           4,607                  9,296


         Non-negotiable Certificates of Deposit                3,411                 28,429
                                                         ------------              ---------

                                                              19,397                 51,377


   OTHER LIABILITIES                                          44,561                 52,531


SHAREHOLDER'S EQUITY


         Common Stock                                            600                    600


         Capital Surplus                                     277,264                268,311


         Retained Earnings                                    17,011                 14,448


         Net Unrealized Gain/(Loss) on Securities

           Available-for-Sale (Net of Taxes)                      37                   (412)
                                                         ------------              ---------

                                                             294,912                282,947



TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                   464,171                428,013
                                                         ============              =========

============================================================================================


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